                                                                    Exhibit 99.1


                     Press Release Dated September 15, 2000

            CHATTEM, INC. ANNOUNCES COMPLETION OF BAN ANTIPERSPIRANT
                AND DEODORANT SALE TO THE ANDREW JERGENS COMPANY


SEPTEMBER 15, 2000
CHATTANOOGA, Tenn. -- (BUSINESS WIRE)--Sept. 15, 2000--Chattem, Inc.(NASDAQ:CHTT), a leading marketer and manufacturer of branded consumer products, announced today that it has completed the previously announced sale of its BAN(R) line of antiperspirants and deodorants to The Andrew Jergens Company, a wholly owned subsidiary of Kao Corporation, for $160 million in cash, plus the right to receive up to an additional $6.5 million in future payments based upon levels of BAN sales in 2001 and 2002.

Andrew Jergens is a leading marketer and manufacturer of skin care products, including the Jergens, Curel and Biore brands. Kao is one of the world's leading producers of household and personal care products.

Statements concerning the Company's business outlook, anticipated profitability, sales or expenses and sales growth, together with other statements made in this press release that are not historical facts are "forward looking statements" as that term is defined under the federal securities laws. All forward looking statements are subject to the risks and uncertainties which could cause actual results to differ materially from those projected, including those described in the Company's filings with the Securities and Exchange Commission.

CONTACT:
Chattem, Inc., Chattanooga
A. Alexander Taylor II, President and Chief Operating Officer
423/821-2037, ext. 281
            or
Chris Keller, Director of Finance
423/821-2037, ext. 278

October 2, 2000